Exhibit 10.13

                                                                  EXECUTION COPY

                              ASSUMPTION AGREEMENT

      ASSUMPTION AGREEMENT dated as of July 2, 2002, made by CIT GROUP INC. (formerly known as CIT Group Inc. (Del)), a Delaware corporation ("CIT"), to the 5-YEAR CREDIT AGREEMENT, dated as of March 28, 2000 (the "Credit Agreement"; unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as defined therein), among CIT GROUP INC. (formerly known as Tyco Capital Corporation and Tyco Acquisition Corp. XX (NV) and successor to The CIT Group, Inc.), a Nevada corporation ("CIT Nevada"), as successor to (i) The CIT Group, Inc., a Delaware corporation ("CIT Delaware"), and (ii) Tyco Capital Holding Inc. (formerly known as CIT Holdings (NV) Inc.), a Nevada corporation ("Tyco Holding"), pursuant to an Assumption Agreement dated as of June 1, 2001, the several banks and other financial institutions from time to time parties to the Credit Agreement (the "Lenders"), J.P. MORGAN SECURITIES INC. (formerly known as Chase Securities Inc.), as sole arranger and bookrunner (in such capacity, the "Arranger"), BARCLAYS BANK PLC, BANK OF AMERICA, N.A., CITIBANK, N.A. and THE DAI-ICHI KANGYO BANK, LIMITED, as syndication agents (in such capacity, the "Syndication Agents"), and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), as administrative agent (in such capacity, the "Administrative Agent").

                                   WITNESSETH

      WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make certain loans and other extensions of credit to CIT Nevada, as successor to CIT Delaware and Tyco Holding;

      WHEREAS, effective as of the date hereof, CIT Nevada has merged into Tyco Holding, and Tyco Holding has subsequently merged into CIT, pursuant to Articles of Merger filed with the Nevada Secretary of State on the date hereof and a Certificate of Merger filed with the Delaware Secretary of State on the date hereof (together, the "Merger");

      WHEREAS, pursuant to the terms of the Merger and applicable law, CIT succeeded to all of the rights and obligations of CIT Nevada;

      WHEREAS, pursuant to Section 6.2 of the Credit Agreement, if CIT Nevada, as the Company, merges with or into another corporation or sells substantially all of its assets or property to another corporation, the surviving corporation and/or the purchaser of the property and assets shall expressly assume the obligations of CIT Nevada, as the Company, under the Credit Agreement and expressly agree to be bound by all other provisions applicable to CIT Nevada, as the Company, under the Credit Agreement; and

      WHEREAS, pursuant to this Assumption Agreement the parties wish to provide that CIT shall become the "Company" under the Credit Agreement by reason of the Merger.

      NOW, THEREFORE, in consideration of the premises and the agreements herein, CIT hereby agrees as follows:

                                   ARTICLE I
                          ASSUMPTION AND SUBSTITUTION

      Section 1.1. Assumption and Substitution. Pursuant to the Merger and this Assumption Agreement, CIT did and does expressly assume the obligations of CIT Nevada, as the Company, under the Credit Agreement and agree to be bound by all other provisions applicable to CIT Nevada, as the Company, under the Credit Agreement, and has succeeded to and has been substituted for CIT Nevada, as the Company, with the same effect as if CIT had been named as the Company in the Credit Agreement.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

      Section 2.1. Representations and Warranties of CIT. CIT hereby represents and warrants as follows:

      (a) CIT (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has the power and authority to assume the obligations of CIT Nevada under the Credit Agreement and to execute, deliver and perform this Assumption Agreement.

      (b) The execution, delivery and performance by CIT of this Assumption Agreement and the assumption of the obligations of CIT Nevada under the Credit Agreement (i) have been duly authorized by all necessary company action, (ii) do not and will not contravene CIT's certificate of incorporation or bylaws, any material law or any material contractual restriction binding on CIT or any of its material properties and (iii) do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon any of CIT's material properties.

      (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body is required for the due execution, delivery and performance by CIT of this Assumption Agreement or for its assumption of the obligations of CIT Nevada under the Credit Agreement.

      (d) This Assumption Agreement is the legal, valid and binding obligation of CIT, enforceable against CIT in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

      (e) No litigation, investigation or proceeding of or before any arbitrator or governmental authority or other regulatory body is pending or, to the knowledge of CIT,


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

threatened by or against CIT with respect to this Assumption Agreement or any of the transactions contemplated hereby.

      (f) CIT is not, effective immediately following the Merger, in default in the performance of any covenant or condition in the Credit Agreement.

                                  ARTICLE III
                          FURTHER ASSURANCES REQUIRED

      Section 3.1. Documents. The Administrative Agent shall have received from CIT (a) the executed legal opinion of Wilmer, Cutler & Pickering, counsel to CIT, substantially in the form of Exhibit A- 1 and (b) the executed legal opinion of the associate general counsel of CIT, substantially in the form of Exhibit A-2.

      Section 3.2. Further Assurances Required. At any time and from time to time, upon the Administrative Agent's request, CIT will promptly execute and deliver such documents and instruments and take such further actions as the Administrative Agent may reasonably request to effect the purposes of this Assumption Agreement at its sole cost and expense.

                                   ARTICLE IV
                                 MISCELLANEOUS

      Section 4.1. Miscellaneous. (a) This Assumption Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

      (b) This Assumption Agreement is effective as of the consummation of the Merger.

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

      IN WITNESS WHEREOF, CIT has caused this Assumption Agreement to be executed by an officer thereunto duly authorized, as of the date first above written.

                                             CIT GROUP INC. Delaware corporation

                                             By: /s/ Glenn A. Votek
                                                --------------------------------
                                                Name:   GLENN A. VOTEK
                                                Title:  EXECUTIVE VICE PRESIDENT
                                                        TREASURER


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